Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goodyear Tire & Rubber Note-Backed Series 2001-34
*CUSIP:    21988G577     Class   A-1
           21988GBG0     Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of     September 15, 2003.....                                $0.00
        Scheduled Income received on securities.....             $1,745,100.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,745,100.00
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of     March 15, 2004.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     September 15, 2003.....                                $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of     March 15, 2004.....                                    $0.00


              UNDERLYING SECURITIES HELD AS OF     March 15, 2004

          Principal
            Amount               Title of Security
          ----------             -----------------
          $49,860,000      Goodyear Tire & Rubber Company 7% Notes due March
                           15, 2028
                           *CUSIP:    382550AD3

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.